Exhibit 99.2
SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
The KC-Vicksburg Acquisition closed on July 1, 2020, resulting in Twin River acquiring all of the outstanding equity securities of Casino KC and Casino Vicksburg for an aggregate purchase price of $230 million in cash, subject to certain customary post-closing adjustments. The following summary unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the KC-Vicksburg Acquisition been completed as of the dates indicated. In addition, the summary unaudited pro forma condensed combined financial information does not purport to project the future financial position or results of operations of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 25 of this offering memorandum and “Risk Factors” included in our annual report on Form 10-K for the fiscal year ended December 31, 2019 and our quarterly report on Form 10-Q for the quarter ended June 30, 2020. The following summary unaudited pro forma condensed combined financial information should be read in conjunction with “Summary Historical Consolidated Financial Data of Twin River” included elsewhere in this offering memorandum and the Unaudited Pro Forma Combined Financial Information of Twin River and Casino KC and Casino Vicksburg incorporated herein by reference.
The following summary unaudited pro forma condensed combined statement of income data for the six and twelve months ended June 30, 2020 and for the year ended December 31, 2019 gives effect to the KC-Vicksburg Acquisition as if it was completed on January 1, 2019.
Additionally, the summary unaudited pro forma as adjusted data do not reflect the impact of any pending acquisitions. As described under “—Pending Acquisitions,” on April 24, 2020, we entered into a definite agreement to acquire the Eldorado Shreveport Resort and Casino in Shreveport, Louisiana and the MontBleu Resort Casino & Spa in Lake Tahoe, Nevada from Eldorado Resorts for a total consideration of $155 million, subject to post-closing adjustments. On the same date we also entered into a binding agreement to acquire certain assets of Bally’s Atlantic City Hotel & Casino and the property on which it operates for an aggregate purchase price of $25 million, subject to post-closing adjustments. Finally, on September 30, 2020, we entered into a definite agreement to acquire the Jumer’s Casino & Hotel in Rock Island, Illinois from Delaware North for an aggregate purchase price of $120 million, subject to post-closing adjustments. See “—Pending Acquisitions” and “Use of Proceeds.”

	Pro Forma	Pro Forma	Pro Forma
	Six Months Ended	Twelve Months Ended	Year Ended
In millions	June 30, 2020	June 30, 2020	December 31, 2019
Revenue	$163.2	$463.8	$607.4
Operating costs and expenses	182.3	420.1	467.2
(Loss) Income from operations	(19.1)	43.7	140.1
Interest expense, net of interest income	(31.6)	(58.3)	(49.1)
Loss on modification and extinguishment of debt	—	(0.2)	(1.7)
Other income	—	0.0	0.2
(Loss) Income before provision for income taxes	(50.7)	(14.8)	89.5
Provision for income taxes	(18.2)	(6.7)	23.9
Net income	$(32.5)	$(8.1)	$65.6
Pro Forma Adjusted EBITDA(1)	$17.5	$107.0	$195.5

(1) Our non-GAAP measure Pro Forma Adjusted EBITDA is calculated from pro forma net income by excluding depreciation, amortization, interest expense, net of interest income, provision for income taxes, non-operating income, acquisition, integration and restructuring expenses, goodwill and asset impairment expense, share-based compensation expense, CARES Act credit, professional and advisory fees associated with capital return program, loss on extinguishment and modification of debt, gain on insurance recoveries, credit agreement amendment expenses, and other non-recurring expenses and incomes.

	Pro Forma	Pro Forma	Pro Forma
	Six Months Ended	Twelve Months Ended	Year Ended
In millions	June 30, 2020	June 30, 2020	December 31, 2019
Net (loss) income	$(32.5)	$(8.1)	$65.6
Interest expense, net of interest income	31.6	58.3	49.1
(Benefit) Provision for income taxes	(18.2)	(6.7)	23.9
Depreciation and amortization	20.2	39.6	36.5
Non-operating income	—	(0.0)	(0.2)
Acquisition, integration and restructuring expense (1)	3.4	5.7	10.9
Goodwill and Asset Impairment	8.6	8.6	—
Share-based compensation	7.7	9.7	3.8
CARES Act credit (2)	(2.9)	(2.9)	—
Professional and advisory fees associated with capital return program(3)	(0.0)	1.8	3.5
Loss on extinguishment and modification of debt	—	0.2	1.7
Gain on insurance recoveries(4)	(1.0)	(2.2)	(1.2)
Existing credit agreement amendment expenses	0.4	1.5	1.2
Other(5)	0.4	1.5	0.6
Adjusted EBITDA(6)	$17.5	$107.0	$195.5

(1) Acquisition, integration and restructuring expense includes legal and financial advisory costs related to the merger with Dover Downs and related one-time costs of becoming a public company, costs associated with the acquisitions of Black Hawk, Kansas City, Vicksburg, Bally’s Atlantic City, Shreveport and MontBleu. Restructuring costs primarily reflect severance charges related to the Dover Downs integration.
(2) Amount represents the Employee Retention Credit under the CARES Act which provides the Company with a refundable tax credit of 50% of up to $10,000 in wages paid by an eligible employer whose business has been financially impacted by COVID-19.
(3) Professional and advisory fees incurred related to a capital return program under which the Company executed a stock repurchase program and paid quarterly dividends.
(4) Gain related to insurance recovery proceeds received for a damaged roof at the Company’s Arapahoe Park racetrack.
(5) Other includes the following non-recurring items for the applicable period: (i) expenses incurred associated with the Rhode Island State Police investigation into a tenant in the Lincoln property and a former employee of the Company, (ii) a pension audit payment representing an adjustment to a charge for out-of-period unpaid contributions, inclusive of estimated interest and penalties, to one of the Company’s multi-employer pension plans, (iii) expenses incurred associated with the campaign attempting to create an open bid process for the Rhode Island Lottery Contract, (iv) non-routine legal expenses incurred in connection with certain litigation matters (net of insurance reimbursements), (v) costs incurred in connection with the implementation of a new human resources information system, (vi) storm-related repair expenses, net of insurance recoveries, associated with damage from Hurricane Nate at Hard Rock Biloxi, and (vii) legal and financial expenses associated with the Company’s review of strategic alternatives.
(6) See reconciliation of our reported net income to adjusted EBITDA included under “— Summary Historical Consolidated Financial Data of Twin River.”

Pro Forma as of and for twelve months ended June 30, 2020
In millions
Pro Forma as Adjusted Data (1)
Cash and cash equivalents	$227.4
Total net debt (2)	$869.6
Total net secured debt (2)	$344.6
Cash interest expense (3)	$68.9

(1) Po Forma As Adjusted Data, in addition to reflecting the KC-Vicksburg Acquisition as described above, also reflects the anticipated impact of this offering and the use of proceeds therefrom, as if they were completed on January 1, 2019, in the case of statement of income data, and on June 30, 2020, in the case of balance sheet data. It does not does not reflect the impact of any pending acquisitions, or the use of cash and cash equivalents to finance those acquisitions. See “—Pending Acquisitions” and “Use of Proceeds.”
(2) Total net debt, a non-GAAP measure, represents total debt net of cash and cash equivalents. Total net secured debt, a non-GAAP measure, represents total secured debt net of cash and cash equivalents.
(3) Cash interest expense, a non-GAAP financial measure, includes cash paid for interest expense and excludes amortization of deferred financing costs as well as the implied interest charges on outstanding balances of deferred purchase consideration.